Form of Notice of Withdrawal of Tender

Exhibit D

Notice of Withdrawal of Tender

Regarding interests in

Morgan Stanley Institutional Fund Of Hedge Funds LP

Tendered pursuant to the Offer to Purchase dated January 16, 2008

Withdrawal rights will expire

at, and this Notice of Withdrawal must be

received by Morgan Stanley Alternative Investment Partners LP by,

12:00 Midnight, New York Time, on Friday, March 28, 2008, unless the

Offer is extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete This Notice of Withdrawal And Return Or Deliver To:

Morgan Stanley Alternative Investment Partners LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, PA 19428-2881

Attn: Robin Coroniti

For additional information:

Phone:(610) 260-7600

Fax:(212) 507-8307

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Complete this form only if you would like to rescind your previous Tender Request.

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited partnership interest in Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”) for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated January 16, 2008.

Such tender was in the amount of:

The undersigned’s entire limited partnership interest.

A portion of the undersigned’s limited partnership interest expressed as a specific dollar value.

$

That portion of the undersigned’s limited partnership interest in excess of the required minimum balance of $25,000,000 ($250,000 in the case of any Limited Partner who was admitted to the Partnership prior to March 1, 2005).

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the undersigned’s interest in the Partnership previously tendered will not be purchased by the Partnership upon expiration of the tender offer described above and the Partnership’s acceptance of the undersigned’s tender request, along with the non-negotiable Promissory Note previously received dated March 3, 2008 will be null and void.

Account Number:

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SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-Signatory

Date:

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